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                           A.S.V., Inc. and Subsidiary
                 Exhibit 11 - Computation of Earnings per Share
                   Three Months Ended March 31, 1999 and 1998

                                                        1999         1998
                                                     ----------   ----------
Basic
   Earnings
     Net income                                      $  648,947   $  791,838
                                                     ==========   ==========

   Shares
     Weighted average number of common
       shares outstanding                             9,314,156    7,528,733
                                                     ==========   ==========

   Earnings per common share                         $      .07   $      .11
                                                     ==========   ==========

Diluted
   Earnings
     Net income                                      $  648,947   $  791,838
     Add after tax interest expense applicable
       to 6.5% convertible debentures                      --         51,187
                                                     ----------   ----------
   Net income applicable to common stock             $  648,947   $  843,025
                                                     ==========   ==========

   Shares
     Weighted average number of common
       shares outstanding                             9,314,156    7,528,733
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants        365,733      708,131
     Assuming conversion of 6.5% convertible
       debentures                                          --        681,818
                                                     ----------   ----------

     Weighted average number of common and
       common equivalent shares outstanding           9,679,889    8,918,682
                                                     ==========   ==========

   Earnings per common share                         $      .07   $      .09
                                                     ==========   ==========




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